UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

Alfacell Corporation

(Exact name of registrant as specified in its charter)

0-11088

(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

300 Atrium Drive, Somerset, NJ 08873

(Address of principal executive offices, with zip code)

(732) 652-4525

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2009, Alfacell Corporation (“Alfacell” or the “Company”) announced that it completed a sale of 65 units (the “Units”) in a private placement (the “Offering”) to certain investors pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) entered into on October 19, 2009. Each Unit consists of (i) $50,000 principal amount of 5% Senior Secured Convertible Promissory Notes (collectively, the “Notes”) convertible into shares of the Company’s common stock, par value $.001 per share (“Common Stock”), (ii) Series A Common Stock Purchase Warrants (the “Series A Warrants”) to purchase in the aggregate that number of shares of Common Stock initially issuable upon conversion of the aggregate amount of Notes issued as part of the Unit, at an exercise price of $0.15 per share with a three year term and (iii) Series B Common Stock Purchase Warrants (the “Series B Warrants”, together with the Series A Warrants, the “Warrants”) to purchase in the aggregate that number of shares of Common Stock initially issuable upon conversion of the aggregate amount of Notes issued as part of the Unit, at an exercise price of $0.25 per share with a five year term. The closing of the Offering occurred on October 19, 2009 (the “Closing”) and the Company received an aggregate of $3,250,000 in gross proceeds.

The Notes mature on the earlier of (i) October 19, 2012; (ii) the closing of a public or private offering of the Company’s debt or equity securities subsequent to the date of issuance resulting in gross proceeds of at least $8,125,000 other than a transaction involving a stockholder who holds 5% or more of the Company’s outstanding capital stock as of the date of issuance; or (iii) on the demand of the holder of the Note upon the Company’s consummation of a merger, sale of substantially all of its assets, or the acquisition by any entity, person or group of 50% or more of the voting power of the Company. Interest accrues on the principal amount outstanding under the Notes at a rate of 5% per annum, and is due upon maturity. Upon an event of default under the Notes, the interest rate shall increase to 7%, provided that if the Company is unable to obtain stockholder approval by April 1, 2010 to amend its certificate of incorporation to increase its authorized capital stock, the interest rate shall increase to 15% and such failure will be an Event of Default under the Notes. The Notes are convertible into Common Stock at the option of the holder of the Note at a price of $0.15 per share at any time prior to the date on which the Company makes payment in full of all amounts outstanding under the Note. The Notes are not prepayable for a period of one year following the issuance thereof. The Notes are secured by a senior security interest and lien on all of the Company’s right, title and interest to all of the assets owned by the Company as of the Closing or thereafter acquired pursuant to the terms of a security agreement (the “Security Agreement”) entered into the by the Company with each of the investors. The Warrants are exercisable immediately following the Closing.

Pursuant to the terms of the Securities Purchase Agreement, certain investors party thereto are permitted to appoint a designee to the Company’s Board of Directors (the “Board”) within a reasonable period of time following the Closing. In addition, as a condition to Closing, each member of the Board other than David Sidransky, Chairman of the Board, and Mr. Muniz agreed to resign from the Board upon the request of Dr. Sidransky made at any time following the Closing and December 31, 2009.

In connection with the Offering, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with each of the investors. The Investor Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) covering all of the shares issuable upon conversion of the Notes (the “Note Shares”) and the shares issuable upon exercise of the Warrants (the “Warrant Shares”, together with the Note Shares, the “Securities”), up to the maximum number of shares able to be registered pursuant to applicable Securities and Exchange Commission (“SEC”) regulations, within 120 days of the Closing. If any Securities are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all the Securities have been registered. Under the terms of the Investor Rights Agreement, the Company is obligated to maintain the effectiveness of the “resale” registration statement until all securities therein are sold or are otherwise can be sold pursuant to Rule 144, without any restrictions. A cash penalty at the rate of 1% per month will be triggered in the event the Company fails to file or obtain the effectiveness of a registration statement prior to the deadlines set forth in the Investor Rights Agreement or if the Company ceases to be current in filing its periodic reports with the SEC. The aggregate penalty accrued with respect to each investor may not exceed 6% of the original purchase price paid by that investor, or 12% if the only effectiveness failure is the Company’s failure to be current in its periodic reports with the SEC.

In connection with the Offering, the Company also entered into an escrow agreement (the “Escrow Agreement”) whereby certain investors placed $1,600,000 of the proceeds paid for their Units in an escrow account pursuant to the terms of the Securities Purchase Agreement. Such amounts can be disbursed from the escrow account only to satisfy obligations of the Company owed to clinical research organizations, hospitals, doctors and other vendors and service providers associated with the clinical trials which the Company intends to conduct for its Onconase product. The Escrow Agreement shall terminate on the earlier of the date that all funds have been disbursed from the escrow account and April 19, 2011, at which time any remaining funds will be disbursed to the Company.

The foregoing description of each of the Securities Purchase Agreement, the Investor Rights Agreement, the Security Agreement, the Escrow Agreement, the form of Note, the form of Series A Warrant and the form of Series B Warrant is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 4.1, 4.2 and 4.3 to this Current Report, respectively, and are incorporated herein by reference. The press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Charles Muniz, the Company’s President, Chief Executive Officer and Chief Financial Officer, subscribed for 20 Units, certain trusts and individuals related to James O. McCash, a beneficial owner of more than five percent of the Company’s voting securities, subscribed for an aggregate of 20 Units, Europa International Inc., a beneficial owner of more than five percent of the Company’s voting securities, subscribed for 15 Units and Unilab LP, an affiliate of US Pharmacia, an affiliate of the Company’s distributor for ONCONASE in Eastern Europe and a current stockholder, subscribed for 10 units. These investors are party to the Securities Purchase Agreement, the Investor Rights Agreement, the Security Agreement and the Escrow Agreement. The Company’s entry into an employment agreement with Mr. Muniz upon terms reasonably acceptable to the investors in the Offering was a condition to the Closing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated herein by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The securities were offered pursuant to the exemptions from registration set forth in section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2009, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Muniz. Pursuant to the Employment Agreement, Mr. Muniz shall serve as the Company’s President, Chief Executive Officer and Chief Financial Officer. Mr. Muniz will receive an annual base salary of $300,000 and is entitled to receive cash incentive compensation or annual stock option awards as determined by the Board or the Compensation Committee of the Board from time to time. In addition, Mr. Muniz is entitled to participate in any and all employee benefit plans established and maintained by the Company for executive officers of the Company. Pursuant to the Employment Agreement, Mr. Muniz will receive an option (the “Option”), granted under and in accordance with the Company’s 2004 Stock Incentive Plan, to purchase an aggregate of 500,000 shares of Common Stock exercisable for ten years from the date the Option is granted. The Option shall vest in equal amounts on each of the first, second and third year anniversary of the grant so long as Mr. Muniz remains employed by the Company. The exercise price of the Option will equal the fair market value of the Common Stock on the date of grant.

The Employment Agreement continues in effect for two years following the date of the agreement and automatically renews for successive one-year periods, unless Mr. Muniz’s employment is terminated by him or by the Company. In the event that Mr. Muniz’s employment is terminated by the Company for any reason, then Mr. Muniz is entitled to receive his earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacation and any vested benefits under any employee benefit plan of the Company. In the event that Mr. Muniz’s employment is terminated by the Company without “cause” or by Mr. Muniz for “good reason” (as such terms are defined in the Employment Agreement), then in addition to the above mentioned payments and benefits, Mr. Muniz is entitled to receive an amount equal to his then current annual base salary, payable in equal installments over 12 months in accordance with the Company’s payroll practice and all medical and health benefits for 18 months following the termination date. Mr. Muniz’s Employment Agreement requires him to refrain from competing with the Company and from hiring our employees and soliciting our customers for a period of one year following the termination of his employment with the Company for any reason.

The above description of the Employment Agreement is a summary and is qualified in its entirety by the Employment Agreement itself, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Muniz is an investor in the Company’s Offering and is party to the Securities Purchase Agreement, the Investor Rights Agreement, the Security Agreement and the Escrow Agreement.

Item 8.01 Other Events.

On October 9, 2009, Robert Love, former Chief Financial Officer of the Company and a shareholder of the Company, filed a complaint (the “Complaint”) naming the Company and all current members, and certain former members, of its Board as defendants, in the United States District Court, District of New Jersey based on alleged violations of the federal and state securities laws, common law fraud and breaches of fiduciary duty arising from the Company's Phase IIIb clinical trial for ONCONASE. Mr. Love asserts a claim for at least $350,000 in compensatory damages and $20 million in punitive damages. The Company denies Mr. Love’s allegations contained in the Complaint which it believes are without merit and it intends to defend against the claims vigorously.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Note
4.2	Form of Series A Common Stock Purchase Warrant
4.3	Form of Series B Common Stock Purchase Warrant
10.1	Securities Purchase Agreement dated October 19, 2009 by and among the Company and the investors named therein
10.2	Investors Rights Agreement dated October 19, 2009 by and among the Company and the investors named therein
10.3	Security Agreement dated October 19, 2009 by and among the Company, the agent named therein and the secured parties named therein
10.4	Escrow Agreement by and among the Company and the parties named therein dated October 19, 2009
10.5	Employment Agreement by and between the Company and Charles Muniz dated October 19, 2009
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFACELL CORPORATION

Date: October 20, 2009
	By:	/s/ CHARLES MUNIZ
Charles Muniz
President, Chief Operating Officer and
Chief Financial Officer